UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2007

Antares Pharma, Inc.

(Exact Name of Registrant Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	1-32302 (Commission File Number)	41-1350192 (I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 609-359-3020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2007, Antares Pharma, Inc., a Delaware corporation (the “Company”), entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), with institutional and other accredited investors (the “Purchasers”) to sell an aggregate of 10,000,000 shares of its common stock (the “Shares”) at a price of $1.60 per share and warrants to purchase an aggregate of 3,500,000 shares of its common stock (the “Warrants”) with an exercise price of $2.00 per share, in a $16 million gross private placement (the “Private Placement”), including an increase of $1 million in additional commitments from the Company’s previously announced $15 million gross private placement. The closing of the Private Placement is subject to customary closing conditions, including receipt of Amex approval.

In connection with the Private Placement, the Company is entering into an Investor Rights Agreement (the “Rights Agreement”) with the Purchasers. Pursuant to the Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a resale registration statement on Form S-3 (the “Registration Statement”) covering the Shares and the shares of Common Stock underlying the Warrants (the “Registrable Securities”) as soon as practicable following the date of closing (but within 30 days of the date of closing).

The Company agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Securities Act”) not later than 90 days after the closing date (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act promptly after the date that the Company is notified by the Commission that a Registration Statement will not be “reviewed,” or not be subject to further review). In addition, the Company must keep the Registration Statement continuously effective under the Securities Act until such date as is the earliest of the date when all Registrable Securities covered by the Registration Statement have been sold, with respect to any holder of such security, such time as all Registrable Securities held by such holder may be sold without any restriction pursuant to Rule 144(k) of the Securities Act, or the date that is five years following the date of the Rights Agreement. If the Registration Statement is not filed on or prior to the applicable required date, or upon certain other events, the Company has agreed to pay to each Purchaser as liquidated damages on the Shares an amount equal to 1% of the value of the Shares of each Purchaser on the last day of each 30 day period that the event giving rise to the obligation to pay such liquidated damages has not been remedied, not to exceed for each Purchaser the amount equal to the value of such Purchaser’s Shares on the date of closing.

Oppenheimer & Co. Inc. is acting as the lead placement agent and Punk, Ziegel & Company and BMO Capital Markets Corp. are acting as co-placement agents to the Company for this transaction. In connection with the Private Placement, the Company also will issue warrants to purchase 300,000 shares of its Common Stock to the placement agents, with the same exercise price and other terms as contained in the warrants to be issued to the Purchasers in the Private Placement.

This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement, the Rights Agreement and the Form of Warrant, which are attached hereto as Exhibits 4.1, 4.2 and 4.3 respectively, and are incorporated by reference herein.

Item 8.01 Other Events.

On June 29, 2007, the Company issued a press release announcing that definitive agreements were entered into with respect to the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the Company received an additional $1 million in commitments to its previously announced $15 million private placement. Combined with the previous commitments announced, Antares has entered into definitive purchase agreements for a $16 million gross private placement of newly issued shares of common stock and the concurrent issuance of warrants for the purchase of additional shares of common stock to institutional and other accredited investors.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Common Stock and Warrant Purchase Agreement, dated June 29, 2007, by and between Antares Pharma, Inc. and the Purchasers party thereto
4.2	Form of Investor Rights Agreement
4.3	Form of Warrant
99.1	Press Release, dated June 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.
Date: July 2, 2007	By: ROBERT F. APPLE
Robert F. Apple Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
4.1	Common Stock and Warrant Purchase Agreement, dated June 29, 2007, by and between Antares Pharma, Inc. and the Purchasers party thereto
4.2	Form of Investor Rights Agreement
4.3	Form of Warrant
99.1	Press Release, dated June 29, 2007